Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	October 8, 2004 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, GA., October 8, 2004 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,057,000 for the third quarter of 2004, up 19.66% from third quarter 2003 net income of $1,719,000. On a per share basis, net income was $0.36, up 20.00% from third quarter 2003 net income per share of $0.30. Annualized return on assets for the quarter was 0.86% and return on equity excluding FASB 115 accounting effect was 13.71%, compared to 0.83% and 12.75% for the same year ago period, respectively. Net interest margin reflected an improvement to 3.82% for third quarter 2004 compared to 3.70% for the same year ago period.

Net income for the nine months ended September 30, 2004 was $5,989,000 or $1.05 per share as compared to $5,029,000 or $0.88 per share for the same period a year ago. Earnings per share reflect an increase of 19.32% from a year ago. Annualized return on assets for the nine months ended September 30, 2004 was 0.87% and return on equity excluding FASB 115 accounting effect was 13.71%, compared to 0.83% and 12.75% for the nine months ended September 30, 2003, respectively.

Asset growth continued to be good as Colony surpassed $971 million in total assets during the quarter. Total assets increased 16.85% to $971,278,000 on September 30, 2004 from $831,214,000 a year ago. Net loans increased 19.36% to $767,214,000 on September 30, 2004 from $642,799,000 a year ago. Total deposits increased 18.16% to $824,509,000 on September 30, 2004 from $697,805,000 a year ago. Shareholders’ equity on September 30, 2004 was $60,528,000 and equaled 6.23% of total assets.

The ratio of non-performing assets to loans and other real estate on September 30, 2004 was 1.45% as compared to 1.63% on September 30, 2003 and 1.55% on December 31, 2003. The third quarter provisions for loan losses were $864,000 compared to $1,455,000 for the same period in 2003, while year to date provisions for loan losses were $2,709,000 and $2,927,000 for 2004 and 2003, respectively. Net charge-offs for the quarter were 0.06% of average loans, down from 0.26% for the third quarter of 2003 and net charge-offs for the nine months ended September 30, 2004 were 0.15%, down from 0.41% for the same period a year ago. The loan loss reserve on September 30, 2004 was 1.30% of total loans, which provided coverage of 123.69% of nonperforming loans and 89.38% of nonperforming assets, compared to 96.12% and 72.68% on September 30, 2003, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.08 per share compared to $0.0775 per share in the second quarter of 2004 and to the cash dividend of $0.07 per share in the third quarter of 2003. The third quarter dividend payment represents an increase of 14.29% over the dividend payment in third quarter 2003.

Also during the quarter, the company announced the opening of its’ second office in Tifton/Tift County, Georgia and the opening of a loan production office in Columbus/Muscogee County, Georgia. Other expansion activity includes construction underway for a second office in Valdosta, Georgia and remodeling of a 7,000 square foot office in Savannah, Georgia. Both of these projects should be completed during first quarter 2005.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the Central, South, West and Coastal Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED				YEAR-TO-DATE
	09/30/04		09/30/03		09/30/04		09/30/03
EARNINGS SUMMARY
Net Interest Income	$8,573		$7,214		$24,768		$20,447
Provision for Loan Losses	864		1,455		2,709		2,927
Non-interest Income	1,606	(2)	2,096	(2)	4,699	(2)	5,429	(2)
Non-interest Expense	6,239		5,293		17,684		15,377
Income Taxes	1,019		843		3,085		2,543
Net Income	2,057		1,719		5,989		5,029
Operating Income	2,077		1,475		6,009		4,785

	QUARTER ENDED		YEAR-TO-DATE
	09/30/04	09/30/03	09/30/04	09/30/03
PER SHARE SUMMARY
Common Shares Outstanding	5,738,343	5,727,968	5,738,343	5,727,968
Weighted Average Diluted Shares	5,727,619	5,720,374	5,723,475	5,720,481
Net Income Per Weighted Average Diluted Shares	$0.36	$0.30	$1.05	$0.88
Operating Income Per Weighted Average Diluted Shares	$0.36	$0.26	$1.05	$0.84
Dividends Declared Per Share	$0.08	$0.07	$0.2325	$0.198

	QUARTER ENDED		YEAR-TO-DATE
	09/30/04	09/30/03	09/30/04	09/30/03
OPERATING RATIOS (1)
Net Interest Margin (a)	3.82%	3.70%	3.82%	3.61%
Return on Average Assets Based on Net Income	0.86%	0.83%	0.87%	0.83%
Return on Average Assets Based on Operating Income	0.87%	0.71%	0.87%	0.79%
Return on Average Equity Based on Net Income(b)	13.71%	12.75%	13.71%	12.75%
Return on Average Equity Based on Operating Income(b)	13.84%	10.94%	13.75%	12.13%
Efficiency (c)	60.71%	58.77%	59.54%	59.82%

	QUARTER ENDED
	09/30/04	09/30/03
ENDING BALANCES
Total Assets	$971,278	$831,214
Loans Held for Sale	1,559	3,315
Loans, Net of Reserves	767,214	642,799
Allowance for Loan Losses	10,114	7,748
Intangible Assets	3,085	730
Deposits	824,509	697,805
Stockholders’ Equity	60,528	54,449
Book Value Per Share	$10.55	$9.51
Tangible Book Value Per Share	$10.01	$9.38
Shareholders’ Equity to Total Assets	6.23%	6.55%

(1)	Annualized.
(2)	Includes gain(loss) on sale of securities of ($31) for third quarter 2004 and $369 for third quarter 2003 and ($31) for YTD 2004 and $369 for YTD 2003.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/04	09/30/03	09/30/04	09/30/03
AVERAGE BALANCES
Total Assets	$955,525	$826,760	$918,942	$804,701
Loans, Net of Reserves	750,136	635,063	707,840	608,070
Deposits	807,667	693,453	779,765	678,733
Stockholders’ Equity	59,533	54,388	58,251	53,316

	QUARTER ENDED		YEAR-TO-DATE
	09/30/04	09/30/03	09/30/04	09/30/03
ASSET QUALITY
Nonperforming Loans	$8,177	$8,061	$8,177	$8,061
Nonperforming Assets	11,316	10,661	11,316	10,661
Net Loan Chg-offs (Recoveries)	428	1,669	1,111	2,542
Reserve for Loan Loss to Gross Loans	1.30%	1.19%	1.30%	1.19%
Reserve for Loan Loss to Non-performing Loans	123.69%	96.12%	123.69%	96.12%
Reserve for Loan Loss to Non-performing Assets	89.38%	72.68%	89.38%	72.68%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.06%	0.26%	0.15%	0.41%
Nonperforming Loans to Gross Loans	1.05%	1.24%	1.05%	1.24%
Nonperforming Assets to Total Assets	1.17%	1.28%	1.17%	1.28%
Nonperforming Assets to Loans and Other Real Estate	1.45%	1.63%	1.45%	1.63%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2004	2Q2004	1Q2004	4Q2003	3Q2003
Assets	$971,278	$936,997	$922,908	$868,606	$831,214
Loans	767,214	734,799	688,793	645,661	642,799
Deposits	824,509	790,682	786,351	732,318	697,805
Equity	60,528	58,015	57,983	55,976	54,449
Net Income	2,057	2,007	1,925	1,787	1,719
Net Income Per Share	0.36	0.35	0.34	0.31	0.30
Dividends Declared Per Share	0.08	0.0775	0.075	0.0725	0.07

Key Performance Ratios	3Q2004	2Q2004	1Q2004	4Q2003	3Q2003
Return on Assets	0.86%	0.87%	0.87%	0.84%	0.83%
Return on Equity*	13.71%	13.80%	13.61%	12.92%	12.75%
Equity/Assets	6.23%	6.19%	6.28%	6.45%	6.55%
Net Interest Margin	3.82%	3.82%	3.82%	3.76%	3.70%

*	Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)
ASSETS

Cash and Balances Due from Depository Institutions	$18,792	$19,413
Interest-Bearing Deposits	3,189	13,915
Federal Funds Sold	28,128	21,408
Investment Securities
Available for Sale, at Fair Value	105,036	92,175
Held for Maturity, at Cost (Fair Value of $89 and $88, Respectively)	89	88

	105,125	92,263

Federal Home Loan Bank Stock, at Cost	3,402	2,975
Loans Held for Sale	1,559	3,315
Loans	777,363	650,585
Allowance for Loan Losses	(10,114)	(7,748)
Unearned Interest and Fees	(35)	(38)

	767,214	642,799

Premises and Equipment	21,747	17,600
Other Real Estate	3,139	2,600
Goodwill	2,412	448
Intangible Assets	673	282
Other Assets	15,898	14,196

Total Assets	$971,278	$831,214

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$62,042	$52,695
Interest-Bearing	762,467	645,110

	824,509	697,805

Borrowed Money
Subordinated Debentures	19,074	14,434
Federal Funds Purchased	0	0
Other Borrowed Money	62,507	60,243

	81,581	74,677

Other Liabilities	4,660	4,283

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,738,343 and 5,727,968 Shares as of September 30, 2004 and September 30, 2003, Respectively	5,738	5,728
Paid in Capital	23,713	23,499
Retained Earnings	31,513	25,486
Restricted Stock- Unearned Compensation	(250)	(154)
Accumulated Other Comprehensive Income, Net of Taxes	(186)	(110)

	60,528	54,449

Total Liabilities and Stockholders’ Equity	$971,278	$831,214

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Nine Months Ended
	09/30/04	09/30/03	09/30/04	09/30/03
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$12,256	$10,800	$34,763	$32,020
Federal Funds Sold	89	53	227	274
Deposits with Other Banks	13	40	59	120
Investment Securities
U.S. Treasury & Federal Agencies	792	536	2,441	1,543
State, County and Municipal	63	77	229	240
Other Investments	54	104	222	340
Dividends on Other Investments	27	31	79	98

	13,294	11,641	38,020	34,635

Interest Expense
Deposits	3,904	3,673	10,873	11,995
Federal Funds Purchased	1	0	4	1
Borrowed Money	575	589	1,793	1,677
Subordinated Debentures	241	165	582	515

	4,721	4,427	13,252	14,188

Net Interest Income	8,573	7,214	24,768	20,447
Provision for Loan Losses	864	1,455	2,709	2,927

Net Interest Income After Provisions for Loan Losses	7,709	5,759	22,059	17,520

Noninterest Income
Service Charges on Deposits	1,100	1,011	3,170	2,778
Other Service Charges, Commissions & Fees	269	294	777	800
Security Gains (Losses), net	(31)	369	(31)	369
Other Income	268	422	783	1,482

	1,606	2,096	4,699	5,429

Noninterest Expense
Salaries and Employee Benefits	3,189	2,839	9,433	8,414
Occupancy and Equipment	940	848	2,606	2,401
Other Operating Expenses	2,110	1,606	5,645	4,562

	6,239	5,293	17,684	15,377

Income Before Income Taxes	3,076	2,562	9,074	7,572
Income Taxes	1,019	843	3,085	2,543

Net Income	$2,057	$1,719	$5,989	$5,029

Net Income Per Share of Common Stock
Basic	$0.36	$0.30	$1.05	$0.88

Diluted	$0.36	$0.30	$1.05	$0.88

Weighted Average Basic Shares Outstanding	5,707,843	5,694,978	5,703,819	5,694,978

Weighted Average Diluted Shares Outstanding	5,727,619	5,720,374	5,723,475	5,720,481